EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 624-5114

Board of Directors
FirstBingo.com
Toronto, Ontario
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 22, 2002, on the financial statements of FirstBingo.com as of December 31, 2001 and the year then ended and for the period from March 30, 1990 (inception), to December 31, 2001, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

September 30, 2002